BY-LAWS

                                       OF

                          INVESTA MANAGEMENT CO., INC.

                             a Maryland corporation


                                    ARTICLE I

                                     OFFICES

                  Section 1. PRINCIPAL OFFICE .The Corporation shall maintain its principal corporate office in Hauppaugue, New York. The principal office and registered agent of the Corporation in Maryland, for statutory purposes, shall be c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202.

                  Section 2. OTHER OFFICES. The Corporation may have offices also at such other places within and without the State of Maryland as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. PLACE OF MEETING. Meetings of stockholders shall be held at such place, either within the State of Maryland or at such other place within the United States, as shall be fixed from time to time by the Board of Directors.

                  Section 2. ANNUAL MEETINGS. The Corporation shall not be required to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted on by the holders of any class or series of stock under the Investment Company Act of 1940. In the event that the Corporation shall be required to hold an annual meeting of stockholders by the Investment Company Act of 1940, such meeting of stockholders shall be held on a date fixed from time to time by the Board of Directors within one hundred twenty days after the occurrence of the event requiring the meeting. The Board of Directors, in its discretion, may call annual meetings in other years, which shall be held on a date fixed by the Board of Directors not less than ninety nor more than one hundred and twenty days following the end of such fiscal year of the Corporation.


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                  Section 3. NOTICE OF ANNUAL MEETING. Written or printed notice of an annual meeting, stating the place, date and hour thereof, shall be given to each stockholder entitled to vote thereat not less than ten nor more than ninety days before the date of the meeting.

                  Section 4. SPECIAL MEETINGS. Special meetings of stockholders may be called by the chairman, the president or by the Board of Directors and shall be called by the secretary upon the written request of holders of shares entitled to cast not less than twenty-five percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. In the case of such request for a special meeting, upon payment by such stockholders to the Corporation of the estimated reasonable cost of preparing and mailing a notice of such meeting, the secretary shall give the notice of such meeting. The secretary shall not be required to call a special meeting to consider any matter which is substantially the same as a matter acted upon at any special meeting of stockholders held within the preceding twelve months unless requested to do so by the holders of shares entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Notwithstanding anything to the contrary herein, a special meeting of stockholders shall be called for the specific purpose of the removal of directors upon the written request of holders of shares entitled to cast not less than ten percent of all of the votes entitled to be cast at such meeting.

                  Section 5. NOTICE OF SPECIAL MEETING. Written or printed notice of a special meeting of stockholders, stating the place, date, hour and purpose thereof, shall be given by the secretary to each stockholder entitled to vote thereat not less than ten nor more than ninety days before the date fixed for the meeting.

                  Section 6. BUSINESS OF SPECIAL MEETINGS. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

                  Section 7. QUORUM. The holders of one-third of the stock issued and outstanding and entitled to vote thereat (without regard to Series or Class), present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more Series or Classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each Series or Class required to vote separately on the matter shall constitute a quorum with respect to such Series or Class. In the absence of a quorum, the stockholders by a majority vote of those present at the meeting in person or by proxy and without notice other than announcement at the meeting, may adjourn the meeting from time to time, but not for a period exceeding 120 days after the original date, until a quorum shall attend. Any business may be transacted at the adjourned meeting that could have been transacted at the meeting originally called.

                  Section 8. VOTING. When a quorum is present at any meeting, the affirmative vote of a majority of the votes cast shall decide any question brought before such meeting (except with respect to election of directors which shall be by plurality of votes cast), unless the question

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is one upon which by express provision of the Investment Company Act of 1940, as from time to time in effect, or other statutes or rules or orders of the Securities and Exchange Commission or any successor thereto or of the Charter or Maryland law, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  Section 9. PROXIES. Each stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of the stock having voting power held by such stockholder, but no proxy shall be voted after eleven months from its date, unless otherwise provided in the proxy.

                  Section 10. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall be not more than ninety days and, in the case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. If no record date is fixed and the stock transfer books are not closed for the determination of stockholders: (1) the record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day on which notice of the meeting of stockholders is mailed or the day thirty days before the meeting, whichever is the closer date to the meeting; and (2) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted, provided that the payment or allotment date shall not be more than sixty days after the date of the adoption of such resolution.

                  Section 11. INSPECTORS OF ELECTION. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and

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tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or her or them and execute a certificate of any fact found by him or her or them.

                  Section 12. INFORMAL ACTION BY STOCKHOLDERS. Except to the extent prohibited by the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.

                  Section 13. ADJOURNED MEETINGS. A meeting of stockholders convened on the date for which it was called (including one adjourned to achieve a quorum as above provided in Section 7 of this Article) may be adjourned from time to time by a majority vote of those present at the meeting in person or by proxy and without notice other than announcement at the meeting to a date not more than one hundred and twenty (120) days after the original record date, and any business may be transacted at any adjourned meeting which could have been transacted at the meeting as originally called.

                                   ARTICLE III

                               BOARD OF DIRECTORS

                  Section 1. NUMBER OF DIRECTORS. The number of directors shall be fixed at no less than two, or such greater number as required by Maryland law, nor more than twenty. Within the limits specified above, the number of directors shall be fixed from time to time by the Board of Directors, but the tenure of office of a director in office at the time of any decrease in the number of directors shall not be affected as a result thereof. The directors shall be elected to hold office at the annual meeting of stockholders, except as provided in Section 2 of this Article, and each director shall hold office until the next annual meeting of stockholders or until his successor is elected and qualified. Any director may resign at any time upon written notice to the Corporation. Any director may be removed, either with or without cause, at any meeting of stockholders duly called and at which a quorum is present by the affirmative vote of the majority of the votes entitled to be cast thereon, and the vacancy in the Board of Directors caused by such removal may be filled by the stockholders at the time of such removal. Directors need not be stockholders.

                  Section 2. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any vacancy occurring in the Board of Directors for any cause, including an increase in the number of directors, may be filled by the stockholders or by a majority of the remaining members of the Board of Directors

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even if such majority is less than a quorum. So long as the Corporation is a registered investment company under the Investment Company Act of 1940, vacancies in the Board of Directors may be filled by a majority of the remaining members of the Board of Directors only if, immediately after filing any such vacancy, at least two-thirds of the directors then holding office shall have been elected to such office at a meeting of stockholders. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

                  Section 3. POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws conferred upon or reserved to the stockholders.

                  Section 4. MEETINGS. The Board of Directors of the Corporation or any committee thereof may hold meetings, both regular and special, either within or without the State of Maryland. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the chairman, the president or by two or more directors. Notice of special meetings of the Board of Directors shall be given by the secretary to each director at least three days before the meeting if by mail or at least 24 hours before the meeting if given in person or by telephone, facsimile or by telegraph. The notice need not specify the business to be transacted.

                  Section 5. QUORUM AND VOTING. At meetings of the Board of Directors, two of the directors in office at the time, but in no event less than one-third of the entire Board of Directors, shall constitute a quorum for the transaction of business. When required pursuant to Section 15(C) under the Investment Company Act of 1940 or Rule 12b-1 thereunder a quorum shall also require the presence in person of a majority of directors who are not parties to a contract or agreement to be voted upon or interested persons of any such party. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 6. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, appoint from among its members an executive committee and other committees of the Board of Directors, each committee to be composed of two or more of the directors of the Corporation. The Board of Directors may, to the extent provided in the resolution, delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, to the extent permitted by law. Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless the Board of Directors designates one or more directors as alternate members of any committee, who may replace an absent or disqualified

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member at any meeting of the committee, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee. At meetings of any such committee, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business and the act of a majority of the members or alternate members present at any meeting at which a quorum is present shall be the act of the committee.

                  Section 7. MINUTES OF COMMITTEE MEETINGS. The committees shall keep regular minutes of their proceedings.

                  Section 8. INFORMAL ACTION BY BOARD OF DIRECTORS AND COMMITTEES. Any action, except approving the Rule 12b-1 Plan and the Advisory Agreement, required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

                  Section 9. MEETINGS BY CONFERENCE TELEPHONE. Except to the extent prohibited by the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, the members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and such participation shall constitute presence in person at such meeting.

                  Section 10. FEES AND EXPENSES. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.


                                   ARTICLE IV

                                     NOTICES

                  Section 1. GENERAL. Notices to directors and stockholders mailed to them at their post office addresses appearing on the books of the Corporation shall be deemed to be given at the time when deposited in the United States mail.

                  Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these By-Laws, a waiver

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thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed the equivalent of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                    ARTICLE V

                                    OFFICERS

                  Section 1. GENERAL. The officers of the Corporation shall be chosen by the Board of Directors at its first meeting of each fiscal year and shall be a Chairman of the Board of Directors, a president, a secretary and a treasurer. The Board of Directors may also choose such vice presidents and additional officers or assistant officers as it may deem advisable. Any number of offices, except the offices of president and vice president, may be held by the same person. No officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged or verified by two or more officers.

                  Section 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it desires who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

                  Section 3. TENURE OF OFFICERS. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Each officer shall hold his or her office until his or her successor is elected and qualifies or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors when, in its judgment, the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

                  Section 4. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and of the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The chairman shall execute on behalf of the Corporation, and may affix the seal or cause the seal to be affixed to, all instruments requiring such execution except to the extent that signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.


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                  Section 5. PRESIDENT. The president shall, in the absence of the chairman of the Board of Directors, preside at all meetings of the stockholders or of the Board of Directors. The president shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                  Section 6. VICE PRESIDENTS. The vice presidents shall act under the direction of the president and in the absence or disability of the president shall perform the duties and exercise the power of the president. They shall perform such other duties and have such other powers as the president or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more executive vice presidents or may otherwise specify the order of seniority of the vice presidents and, in that event, the duties and powers of the president shall descend to the vice presidents in the specified order of seniority.

                  Section 7. SECRETARY. The secretary shall act under the direction of the president. Subject to the direction of the president, the secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated by the Board of Directors when required. The secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the president or the Board of Directors. The secretary shall keep in safe custody the seal of the Corporation and shall affix the seal or cause it to be affixed to any instrument requiring it.

                  Section 8. ASSISTANT SECRETARIES. The assistant secretaries in the order of their seniority, unless otherwise determined by the president or the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the president or the Board of Directors may from time to time prescribe.

                  Section 9. TREASURER. The treasurer shall act under the direction of the president. Subject to the direction of the president he shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the president or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.


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                  Section 10. ASSISTANT TREASURERS. The assistant treasurers in the order of their seniority, unless otherwise determined by the president or the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the president or the Board of Directors may from time to time prescribe.




                                   ARTICLE VI

                              CERTIFICATES OF STOCK

                  Section 1. GENERAL. Every holder of stock of the Corporation who has made full payment of the consideration for such stock shall be entitled upon request to have a certificate, signed by, or in the name of the Corporation by, the Chairman, the president or any vice president and countersigned by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, certifying the number and class of whole shares of stock owned by such holder in the Corporation.


                  Section 2. SIGNATURES ON CERTIFICATES. Any of or all the signatures on a certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, it may be issued with the same effect as if he or she were such officer at the date of issue. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.

                  Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

                  Section 4. TRANSFER OF SHARES. Upon request by the registered owner of shares, and if a certificate has been issued to represent such shares upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, subject to the Corporation's rights to redeem or purchase such shares, it shall be the duty of the Corporation, if it is satisfied that all provisions of the Articles of Incorporation, of the By-Laws and of the law

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regarding the transfer of shares have been duly complied with, to record the transactions upon its books, issue a new certificate to the person entitled thereto upon request for such certificate, and cancel the old certificate, if any.

                  Section 5. REGISTERED OWNERS. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including, redemption, voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.


                                   ARTICLE VII

                                  MISCELLANEOUS

                  Section 1. RESERVES. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Corporation, or for the purchase of additional property, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

                  Section 2. DIVIDENDS. Dividends upon the stock of the Corporation may, subject to the provisions of the Articles of Incorporation and of the provisions of applicable law, be declared by the Board of Directors at any time. Dividends may be paid in cash, in property or in shares of the Corporation's stock, subject to the provisions of the Articles of Incorporation and of applicable law.

                  Section 3. CAPITAL GAINS DISTRIBUTIONS. The amount and number of capital gains distributions paid to the stockholders during each fiscal year shall be determined by the Board of Directors. Each such payment shall be accompanied by a statement as to the source of such payment, to the extent required by law.

                  Section 4. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  Section 5. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                  Section 6. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words, "Corporate Seal, Maryland". The seal

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may be used by causing it or a facsimile thereof to be impressed or affixed or in another manner reproduced.

                  Section 7. FILING OF BY-LAWS. A certified copy of the By-Laws, including all amendments, shall be kept at the principal office of the Corporation in the State of Maryland.

                  Section 8. ANNUAL REPORT. The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual fiscal period of the Corporation and at such other times, if any, as may be directed by the Board of Directors of the Corporation. Within one hundred and twenty days of the close of each annual fiscal period a report based upon such examination at the close of that fiscal period shall be mailed to each stockholder of the Corporation of record at the close of such annual fiscal period, unless the Board of Directors shall set another record date, at his address as the same appears on the books of the Corporation. Each such report shall contain such information as is required to be set forth therein by the Investment Company Act of 1940 and the rules and regulations promulgated by the Securities and Exchange Commission thereunder. Such report shall also be submitted at the annual meeting of the stockholders and filed within twenty days thereafter at the principal office of the Corporation in the State of Maryland but, in any event, within one hundred and twenty days after the end of the fiscal year.

                  Section 9. STOCK LEDGER. The Corporation shall maintain at its principal office outside of the State of Maryland an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of stock held by each stockholder. Such stock ledger may be in written form or in any other form capable of being converted into written form within a reasonable time for visual inspection.

                  Section 10. RATIFICATION OF ACCOUNTANTS BY STOCKHOLDERS. At every annual meeting of the stockholders of the Corporation otherwise called there shall be submitted for ratification or rejection the name of the firm of independent public accountants which has been selected for the current fiscal year in which such annual meeting is held by a majority of those members of the Board of Directors who are not investment advisers of, or interested person (as defined in the Investment Company Act of 1940) of an investment adviser of, or officers or employees of, the Corporation.


                  Section 11. INVESTMENT ADVISERS. The Corporation may enter into one or more management or advisory, underwriting, distribution or administration contracts with any person, firm, partnership, association or corporation but such contract or contracts shall continue in effect only so long as such continuance is specifically approved annually by a majority of the Board of Directors or by vote of the holders of a majority of the voting securities (as defined in the Investment Company Act of 1940)of the Corporation, and in either case by vote of a majority of the directors who are not parties to such contracts or interested persons (as defined in the Investment Company Act of 1940) of any such party cast in person at a meeting called for the purpose of voting on such approval.

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                                  ARTICLE VIII

                          INDEMNIFICATION AND INSURANCE

                  Section 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the Maryland General Corporation Law, the Securities Act of 1933, as amended (the 'Securities Act"), and the Investment Company Act of 1940, as such statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

                  Section 2. ADVANCES. Any current or former director or officer of the Corporation claiming indemnification within the scope of this Article VIII shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permissible under the Maryland General Corporation Law, the Securities Act and the Investment Company Act of 1940, as such statutes are now or hereafter in force; provided, however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance unless it is ultimately determined that he is entitled to indemnification, and provided further that at least one of the following additional conditions is met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither "interested persons" as defined in Section 2(a)(19) of the Investment Company Act of 1940, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

                  Section 3. PROCEDURE. At the request of any current or former director or officer, or any employee or agent whom the Corporation proposes to indemnify, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General

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



Corporation Law, the Securities Act and the Investment Company Act of 1940, as such statutes are now or hereafter in force, whether the standards required by this Article VIII have been met; provided, however, that indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct; or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by, (I) the vote of a majority of a quorum of disinterested non-party directors, or (ii) an independent legal counsel in a written opinion.

                  Section 4. INDEMNIFICATION OF EMPLOYEES AND AGENTS. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, in accordance with the procedures set forth in this Article VIII to the extent permissible under the Investment Company Act of 1940, the Securities Act and Maryland General Corporation Law, as such statutes are now or hereafter in force, to the extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.

                  Section 5. OTHER RIGHTS. The indemnification provided by this
Article VIII shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 6. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, provided that no insurance may be obtained by the Corporation for liabilities against which it would not have the power to indemnify him under this Article VIII or applicable law.


                                   ARTICLE IX

                                   AMENDMENTS

                  The Board of Directors shall have the power, by a majority vote of the entire Board of Directors at any meeting thereof, to make, alter and repeal By-Laws of the Corporation.

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